August 9, 1995

Exhibit 10(a)


       SUMMARY OF TERMS OF EMPLOYMENT FOR MILES MARSH

1.   To become President and CEO, and Director on October 1,
     1995 and Chairman January 1, 1996.

2. Base salary of $800,000 subject to periodic review by the Board.

3. Bonus program at a guaranteed rate of $50,000 per month through 1996, paid in January of 1996 (3 months) and January, 1997 (12 months).

     Following  this, current Performance Bonus  and  Profit
     Sharing Plans will apply.

4.   Stock Plan to include 250,000 shares of Unrestricted
     Stock Options at market price as of October 1, 1995, with shares vesting over three years and 50,000 shares of Deferred Stock also vesting over three years.

5. Change of control would trigger immediate vesting of all Unrestricted Options and Deferred Stock Shares.
     Change of control and involuntary termination (not for cause) would also cause payment of two years of additional salary and target bonus.

6. Moving costs will be reimbursed for relocation to Richmond and extra temporary living expenses in Richmond will be paid all according to company policy.
     Closing costs of one of two existing homes will be paid.

7. Life insurance coverage by the Company will include either the current $3 million term life insurance policy or the coverage provided by the James River Plan
     (up to 3x salary), the CEO to choose.

8. Retirement plan to include SERP benefits that vest in 10 years with retirement possible at age 58 without reduction of benefits, but actuarially reduced for retirement prior to age 58 using the same rate of reduction that James River uses for retirement prior to 65.

9. Vacation benefits as needed, but not to exceed 5 weeks per year.

10. Other benefits (see book) according to company policy including a company car.

     Please initial your approval for submission to the James River Board at its special meeting to be held on Tuesday, August 15, 1995.


                                             Miles L. Marsh


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